INDEPENDENT AUDITORS' CONSENT

          We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 333-48456 of the Met Investors Series Trust (the "Trust") on Form N-1A of our report dated February 12, 2003, appearing in the annual report to shareholders of the J.P. Morgan Small Cap Stock Portfolio, J.P. Morgan Quality Bond Portfolio, J.P. Morgan Select Equity Portfolio, J.P. Morgan Enhanced Index Portfolio, J.P. Morgan International Equity Portfolio, Lord Abbett Bond Debenture Portfolio, Lord Abbett Mid-Cap Value Portfolio, Lord Abbett Developing Growth Portfolio, Lord Abbett Growth Opportunities Portfolio, Lord Abbett Growth and Income Portfolio, Janus Aggressive Growth Portfolio, MFS Mid Cap Growth Portfolio, MFS Research International Portfolio, Oppenheimer Capital Appreciation Portfolio, PIMCO Money Market Portfolio, PIMCO Total Return Portfolio, PIMCO Innovation Portfolio, Met/Putnam Research Portfolio, Met/AIM
          Small Cap Growth Portfolio, Met/AIM Mid Cap Core Equity Portfolio, State Street Research Concentrated International Portfolio and Third Avenue Small Cap Value Portfolio for the year ended December 31, 2002, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 1, 2003